UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2018

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 2 – Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 25, 2018, Twinlab Consolidated Holdings, Inc. (“Twinlab” or the “Company”) announced that as part of improving operational efficiencies, it will transition the manufacturing of the balance of its products to strategic manufacturing partners (the “Transition”). The announcement came the same day the Board of Directors made the decision to undertake the Transition. As a result, operations at the Company’s underutilized American Fork, Utah facility (the “Facility”) are expected to cease during the first half of 2018. The Board believes that restructuring the company’s supply chain similar to that of its award-winning NutraScience Labs Division (“NSL”), and leveraging NSL’s access to exclusive technologies, and processes, should result in providing the company with greater flexibility, more efficient capital allocation and an improved cost structure, all of which is in the best interest of the Company and its shareholders.

The Company will incur certain foreseeable and unforeseeable costs to make the Transition, which will include but is not limited to increasing inventory to maintain products and services throughout the Transition, as well as providing severances to the affected Utah based employees. Currently, the Company is unable to make a determination of the estimates or range of estimates of the costs resulting from the Transition; however, such costs, could be material to the Company’s results of operations, financial position and cash flows. The Company will file an amendment to this Current Report on Form 8-K within four business days after it determines such estimate or range of estimates.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, Mr. Ralph T. Iannelli informed the Board of Directors of Twinlab that he would be resigning from the Board of Directors effective immediately. His resignation is not a result of any disagreement with Twinlab.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release, dated January 26, 2018, issued by Twinlab Consolidated Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: January 26, 2018	By:	/s/ Naomi L. Whittel
Naomi L. Whittel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 26, 2018, issued by Twinlab Consolidated Holdings, Inc.

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